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              ..................... OPTi Inc......................
               Name of the Registrant as Specified In Its Charter


           ............... Breider Moore & Co., LLC .................
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              Breider Moore & Co. to Vote Against OPTi Inc. Plan of
                      Complete Liquidation and Dissolution

     San Francisco, December 12, 2001, PRNewswire.

     W. Joseph Breider, Managing Director of Breider Moore & Co., LLC sent the following letter dated December 6, 2001 to Mr. Bernard T. Marren, Chairman, Chief Executive Officer of OPTi, Inc. (Nasdaq: OPTI):

                  Dear Mr. Marren:

                  As you know, Breider Moore & Co. has been in contact with several stockholders groups representing greater than ten percent (10%) of the outstanding shares of OPTi, Inc. ("OPTi" or the "company"), who are opposed to the proposed liquidation of the Company. Although we have made repeated efforts to convince you and the board that we as stockholders do not desire to liquidate OPTi you have continued to pursue the liquidation option to the exclusion to all other alternatives. Once again we want to state emphatically that we do not want to liquidate the company.

                  Since it does not appear that we will be able to change the direction of the company through the incumbent board and management we feel we have no choice but to seek the appropriate changes in the board and management to reflect the desire of the stockholders to see the company restructured. Consequently we want to notify you of our intent to place in nomination an alternative slate of directors to be voted on at the annual meeting scheduled for January 11, 2002. We feel our nominees possess the experience in restructuring corporations that can achieve a level of return for the stockholders that would significantly exceed the return that would be realized by the proposed liquidation.

                  Within the next week we will be finalizing our arrangements with the other stockholders who likewise oppose the liquidation of OPTi and expect to have proxies in excess of fifty (50%). At that time we will advise you of our proposed slate and expect you will take all necessary steps to ensure this slate is appropriately presented to all shareholders at the annual meeting. Otherwise we are prepared to take all necessary legal steps to ensure our slate of directors is elected and that the company is not liquidated.

                  Thank you for your attention to this matter.

                  Sincerely,

                  W. Joseph Breider
                  Managing Director
                  Breider Moore & Co.

     Breider Moore & Co. is a member of the National Association of Securities Dealers, CRD number 1641433.